Exhibit (j)(2)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 2005, relating to the financial statements and financial highlights, which appears in the June 30, 2005 Annual Report to Shareholders of JPMorgan Arizona Municipal Bond Fund, JPMorgan Diversified Mid Cap Growth Fund, JPMorgan Diversified Mid Cap Value Fund, JPMorgan Equity Income Fund, JPMorgan Equity Index Fund, JPMorgan International Equity Index Fund, JPMorgan Intrepid Mid Cap Fund, JPMorgan Investor Balanced Fund, JPMorgan Investor Conservative Growth Fund, JPMorgan Investor Growth & Income Fund, JPMorgan Investor Growth Fund, JPMorgan Kentucky Municipal Bond Fund, JPMorgan Large Cap Growth Fund, JPMorgan Large Cap Value Fund, JPMorgan Louisiana Municipal Bond Fund, JPMorgan Market Expansion Index Fund, JPMorgan Michigan Municipal Bond Fund, JPMorgan Multi-Cap Market Neutral Fund, JPMorgan Municipal Income Fund, JPMorgan Ohio Municipal Bond Fund, JPMorgan Short Term Municipal Bond Fund, JPMorgan Small Cap Growth Fund, JPMorgan Small Cap Value Fund, JPMorgan Tax Free Bond Fund, JPMorgan Technology Fund, and JPMorgan West Virginia Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New	York, NY

October 25, 2005